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                     Variable Life Insurance Supplement And
                              Commission Schedule

This Variable Life Insurance Supplement ("Supplement") and the attached Commission Schedule, form a part of that certain Sales Operation and General Agent ("Distribution Agreement") entered into by and between the parties listed herein. All capitalized terms used in this Supplement shall carry the meaning assigned in the Distribution Agreement. The specific purpose of this Supplement is to add the variable life insurance product(s) offered by Sun Life of Canada (U.S.), as listed on the attached Commission Schedule (which may be amended, from time to time, by Sun Life of Canada (U.S.) as set forth in the Distribution Agreement). In conjunction with the availability of such products, the parties hereby confirm that "suitability" requirements, whether arising from federal securities law (including NASD) or state insurance law, shall be, respectively, the compliance responsibility of Broker-Dealer and General Agent within their respective supervisory responsibilities as more particularly set forth in the Distribution Agreement; and, in connection therewith Broker-Dealer and General Agent hereby represent to Sun Life of Canada (U.S.) and Clarendon that no recommendation shall be made by them (or any sub-agent under their supervision) to any applicant to purchase a variable life insurance policy unless they have reasonable grounds to believe that the purchase of such policy is suitable for that applicant, after reasonable inquiry of the applicant concerning such relevant matters as the applicant's insurance and investment objectives, financial situation and needs, together with such other relevant information as may be required under applicable law or by Sun Life of Canada (U.S.) from time to time.


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This Supplement shall be effective when signed by all the following parties to be effective as of _____________________________________________________________________

GENERAL AGENT                                             Clarendon Insurance Agency, Inc.
____________________________________________________      One Sun Life Executive Park
Licensed General Agent or Agency Name:                    Wellesley Hills, MA 02481

Address: ____________________________________________     CLARENDON INSURANCE AGENCY

_____________________________________________________      By GEORGE MADEN
                                                              ---------------------------------------
Tax ID No.: _________________________________________         George Maden, Secretary

_____________________________________________________      By CYNTHIA M. ORCUTT
Print Name and Title of Authorized Officer                    ---------------------------------------
                                                              Cynthia M. Orcutt, Vice President
By __________________________________________________
   Signature and Title of Authorized Officer  -  Date

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NASD BROKER DEALER                                         Sun Life Assurance Co. of Canada (U.S.)
                                                           One Sun Life Executive Park
Registered Name:_____________________________________      Wellesley Hills, MA 02481

Home Office Address: ________________________________

_____________________________________________________

Tax ID No.: _________________________________________      SUN LIFE ASSURANCE COMPANY OF
                                                           CANADA (U.S.)
_____________________________________________________
Print Name and Title of Authorized Officer                 By MARK DeTORA
                                                              -----------------------------------------
By __________________________________________________         Mark DeTora, For the President
    Signature and Title of Authorized Officer - Date
                                                           By BRUCE W. GORDON
                                                              -----------------------------------------
                                                              Bruce Gordon, For the Secretary
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